SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of
      the Securities Exchange Act of 1934 (Amendment No.       )


Filed by the Registrant                      [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement
[   ]Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
[ X ]Definitive Proxy Statement
[   ]Definitive Additional Materials
[   ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                   AMLI RESIDENTIAL PROPERTIES TRUST
            ----------------------------------------------
           (Name of Registrant as Specified In Its Charter)


                              ----------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[ X ]No fee required.

[   ]$500 per each party to the controversy pursuant to Exchange Act
Rule 14a-6(i)(3).

[   ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.

     1)    Title of each class of securities to which transaction applies:

     2)    Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)    Proposed maximum aggregate value of transaction:

     5)    Total fee paid:

           [   ] Fee paid previously with preliminary materials.
           [   ] Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                 1)   Amount Previously Paid:

                 2)   Form, Schedule or Registration Statement No.:

                 3)   Filing Party:

                 4)   Date Filed:

                   AMLI RESIDENTIAL PROPERTIES TRUST

                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606

                              ___________

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  and
                            PROXY STATEMENT

                              ___________

                                                    March 24, 1998

Dear Shareholder:

     You are invited to attend our 1998 annual meeting of shareholders, which will be held on Monday, April 27, 1998, beginning at eleven o'clock a.m., Chicago time, at 227 West Monroe Street (60th floor), Chicago, Illinois.

     The formal notice of the annual meeting and the proxy statement can be found on the following pages. A copy of our 1997 annual report is enclosed for your review. Also enclosed is a proxy card and a postage-paid return envelope.

     So that your shares will be voted at the meeting, please complete and sign the enclosed proxy card and return it in the enclosed envelope as promptly as possible. You are encouraged to specify your choices on the matters indicated. However, it is not necessary to specify your choice on a matter if you wish to vote in accordance with the recommendation of the Board of Trustees; in such event, merely executing and returning the proxy card will be sufficient.

     I hope that you will be able to attend the annual meeting. If you do, you may vote your shares in person even though you have returned a proxy.



                                  /S/ ALLAN J. SWEET
                                  ALLAN J. SWEET
                                  President

                   AMLI RESIDENTIAL PROPERTIES TRUST

                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606

                              ___________

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held April 27, 1998

                              ___________

     The annual meeting of shareholders of AMLI Residential Properties Trust will be held at 227 West Monroe Street (60th floor), Chicago, Illinois on Monday, April 27, 1998, at eleven o'clock a.m., Chicago time, for the following purposes:

     1. To elect three Trustees to serve until the third subsequent annual meeting of shareholders and until their successors are elected and qualify;

     2. To approve an amendment to the AMLI Residential Properties Option Plan to increase the maximum number of securities that may be subject to options under this plan from 1,000,000 to 2,000,000.

     3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

     4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Trustees has fixed the close of business on March 9, 1998 as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

                                  By Order of the Board of Trustees



                                  GREGORY T. MUTZ

                                  Chairman

Chicago, Illinois
March 24, 1998



     ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

PROXY                                                             PROXY



                   AMLI RESIDENTIAL PROPERTIES TRUST


   This Proxy is Solicited by and on Behalf of the Board of Trustees
                    Annual Meeting of Shareholders
                       To Be Held April 27, 1998



     The undersigned hereby appoints each of John E. Allen, Gregory T. Mutz and Allen J. Sweet, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Amli Residential Properties Trust to be held on April 27, 1998, and at any adjournments or postponements thereof, and to cast at such meeting the votes that the undersigned would be entitled to cast if present at such meeting, in accordance with the following instructions. If no instructions are indicated, the shares represented by this Proxy will be voted FOR Items 1, 2 and 3 on the reverse hereof.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.



       PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                     USING THE ENCLOSED ENVELOPE.



           (Continued and to be signed on the reverse side.)

                              PROXY CARD


                   AMLI RESIDENTIAL PROPERTIES TRUST
           PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
                       USING DARK INK ONLY. [X]



1.   ELECTION OF TRUSTEES:
     Nominees:  John E. Allen, Quintin E. Primo III, Philip N. Tague

                                                    For All
     _________________________    FOR  WITHHOLD     (Except Nominee(s)
                                  All    All        written below)
                                  [  ]   [  ]           [  ]



2.   Approval of Amendment No. 2 to the AMLI Residential Properties Option
Plan.

                                  FOR  AGAINST      ABSTAIN
                                  [  ]   [  ]        [  ]



3. Ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for 1998.

                                  FOR  AGAINST      ABSTAIN
                                  [  ]   [  ]        [  ]



4. Such other business that may properly come before the meeting or any adjournment thereof.



Trustees recommend:  a FOR Vote on Proposal(s) 1, 2, 3


                 Dated:     ______________________________, 1998


           Signature:       ________________________________________


           Signature, if jointly held_______________________________

           NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.




                        YOUR VOTE IS IMPORTANT!


       PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                      USING THE ENCLOSED ENVELOPE

                   AMLI RESIDENTIAL PROPERTIES TRUST

                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606

                              ___________

                            PROXY STATEMENT

                              ___________

                    Annual Meeting of Shareholders
                       To Be Held April 27, 1998

                             INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees (the "Board") of AMLI Residential Properties Trust, a Maryland real estate investment trust (the "Company"), for use at the annual meeting of the Company's shareholders to be held on Monday, April 27, 1998, at 227 West Monroe Street (60th floor), Chicago, Illinois, at eleven o'clock a.m., Chicago time, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     The Company expects to first send this Proxy Statement and the enclosed form of proxy to shareholders on or about March 24, 1998.

                             ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 1997, including financial statements audited by KPMG Peat Marwick LLP, independent auditors, and their report thereon dated February 23, 1998, is being mailed together with this Proxy Statement to each of the Company's shareholders of record at the close of business on March 9, 1998 (the "Record Date"). In addition, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, will be sent to any shareholder, without charge, upon written request to AMLI Residential Properties Trust, 125 South Wacker Drive, Suite 3100, Chicago, Illinois 60606, attention:
Secretary, which is the location of the Company's executive offices.

                           VOTING OF PROXIES

     Only shareholders of record of the Company's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters voted upon by shareholders. There were 16,606,071 Common Shares outstanding on the Record Date.

     Each valid proxy returned to the Company will be voted at the Annual Meeting as indicated on the proxy or, if no indication is made with respect to a proposal, in favor of such proposal in accordance with the recommendations of the Board set forth in this Proxy Statement. The Company does not know of any matters to be presented at the Annual Meeting other than the proposals referred to on the proxies and described in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed form of proxy intend to vote the Common Shares represented by them in accordance with their best judgment pursuant to the discretionary authority granted them in the proxies.

     Any person submitting a proxy may revoke it at any time before it is exercised by so notifying the Company in writing. In addition, persons submitting proxies may elect to vote their shares in person at the Annual Meeting, although mere attendance at the Annual Meeting will not serve to revoke a proxy.

                              PROPOSAL 1
                         ELECTION OF TRUSTEES


     Three Trustees, constituting all of the Class I Trustees, are to be elected at the Annual Meeting. Such Trustees will serve for a three-year term until the Company's third annual meeting of shareholders subsequent to the Annual Meeting and until their respective successors are elected and qualify, or until earlier death, resignation or removal. Trustees will be elected by a plurality of the votes cast at the Annual Meeting. There is no cumulative voting for Trustees. For purposes of the election of Trustees, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

     Each valid proxy returned to the Company will be voted at the Annual Meeting for the three nominees listed below, unless the proxy specifies otherwise. Each of the nominees listed below is a member of the present Board. Mr. John E. Allen has been a Trustee since the organization of the Company, Mr. Quintin E. Primo III has been a Trustee since February 28, 1994, and Mr. Philip N. Tague has been a Trustee since March 14, 1995. Biographical information for each of the nominees is set forth under the caption "Management."

                               NOMINEES

                             John E. Allen
                            Philip N. Tague
                         Quintin E. Primo III


     If any nominee should unexpectedly become unavailable for service, proxies will be voted for another person selected by the Board, unless the proxy specifies otherwise.

                              MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Trustees and executive officers of the Company. The Company has a nine-member Board of Trustees which includes, as required by the Company's Declaration of Trust, a majority of the Board (presently five Trustees) who are not affiliated with AMLI Realty Co. and its affiliates and successors (each an "Independent Trustee"). Messrs. Mutz, Allen and Sweet have been Trustees since the organization of the Company. Messrs. Primo, Heilweil, McConahey and Schreiber have been Trustees since February 28, 1994.
Mr. Tague and Ms. Gates have been Trustees since March 14, 1995. Each of the individuals named below as an executive officer of the Company accepted that position upon formation of the Company, except Messrs. Tague and Kraft, who accepted their positions in September, 1994; Mr. Aisner, who accepted his position in 1996; and Messrs. Chapman, Cranor and Thomas, who accepted their positions in December 1997. Each of the officers of the Company named below, other than Messrs. Mutz and Allen, holds no positions with AMLI Realty Co. and its affiliates (other than AMLI Management Company (the "Management Company"), AMLI Institutional Advisors, Inc. ("AIA") and AMLI Residential Construction, Inc. ("Amrescon") (each such entity a "Service Company") since completion of the initial public offering of shares of the Company, except that Mr. Tague is an officer of AMLI Realty Co. and one of its wholly-owned subsidiaries. Messrs. Mutz and Allen plan to retain all positions they currently hold with AMLI Realty Co. and its affiliates and have agreed to devote more than one-half of their business time to the activities of the Company. Mr. Tague and Mr. Kraft were full-time employees of the Company in 1997.


NAME                  AGE   POSITION
----                  ---   --------
Gregory T. Mutz        52   Chairman of the Board of Trustees
                            (term will expire in 1999)
John E. Allen          61   Vice-Chairman of the Board of Trustees
                            (term would expire in 2001)
Allan J. Sweet         50   President and Trustee
                            (term will expire in 2000)
Philip N. Tague        49   Executive Vice President -
                            Development and Trustee
                            (term would expire in 2001)
Laura D. Gates*        47   Trustee (term will expire in 1999)
Marc S. Heilweil*      52   Trustee (term will expire in 1999)
Stephen G. McConahey*  54   Trustee (term will expire in 2000)
Quintin E. Primo III*  43   Trustee (term would expire in 2001)
John G. Schreiber*     51   Trustee (term will expire in 2000)
Robert J. Chapman      50   Executive Vice President/Chief Financial
                            Officer
Robert S. Aisner       51   Executive Vice President - Property
                            Management
Stephen C. Ross        40   Executive Vice President - Development
Charles C. Kraft       50   Senior Vice President and Treasurer/
                            Principal Accounting Officer
Brian K. Cranor        42   Senior Vice President - Co-Investments
James E. Thomas, Jr.   37   Senior Vice President - Development
Fred N. Shapiro        49   Senior Vice President - Acquisitions

--------------------

     *    Independent Trustee.

     The following is a biographical summary of the experience of the Trustees and executive officers of the Company and certain other significant employees of the Company:

     Gregory T. Mutz. Mr. Mutz is Chairman of the Board of AMLI Residential Properties Trust and Chairman of the Board of AMLI Commercial Properties, L.L.C., the successor companies to AMLI Realty Co., which he co-founded in 1980. Mr. Mutz is also Chairman of the Board of Excell Global Services, L.L.C., a call service and data management company. Mr. Mutz has over twenty years of real estate experience. Prior to founding AMLI Realty Co., he was an officer of White, Weld & Co., Incorporated (1976-78) and was associated with the Chicago law firm of Mayer, Brown & Platt (1973-76). He received a B.A. from DePauw University in 1967 and a J.D. from the University of Michigan Law School in 1973. Mr. Mutz is a Director of the Chicago Trust Company family of Mutual Funds, a Director of AVTEL Communications (telecom company), a Director of the Illinois Chapter of The Nature Conservancy, and a Director of the National Multi-Housing Council.

     John E. Allen. Mr. Allen is Vice-Chairman of the Board of AMLI Residential Properties Trust, Vice Chairman of the Board of AMLI Commercial Properties, L.L.C. and President and a Director of AMLI Realty Co., which he co-founded in 1980. Mr. Allen is also a member of the Boards of Directors of UICI, AVTEL Communications, Inc. and Excell Global Services, L.L.C. Mr. Allen has over twenty years of real estate experience. Prior to co-founding AMLI Realty Co., he was a partner at the Chicago law firm of Mayer, Brown & Platt, with which he had been associated since 1964. While with Mayer, Brown & Platt, Mr. Allen was involved extensively with equity financing and joint ventures for numerous real estate projects in the U.S. and abroad. Mr. Allen received a B.S. in Business from Indiana University in 1961 and a J.D. from the Indiana University School of Law in 1964. He is a member of the National Association of Real Estate Investment Trusts ("NAREIT").

     Allan J. Sweet. Mr. Sweet has been President of AMLI Residential Properties Trust since its inception; previously he had been associated with AMLI Realty Co. since 1985. Mr. Sweet is responsible for the Company's investor and public relations activities, as well as the Company's acquisition and co-investment activities. Prior to joining AMLI Realty Co., Mr. Sweet was a Partner in the Chicago law firm of Schiff Hardin & Waite, with which he had been associated since 1978. He received a B.B.A. from the University of Michigan in 1968 and a J.D. from the University of Michigan Law School in 1973. From 1980 to 1983, Mr. Sweet was a trustee of American Equity Investment Trust, an over-the-counter equity REIT. He is a member of the Pension Real Estate Association, National Multi-Housing Council and NAREIT.

     Philip N. Tague. Mr. Tague is Executive Vice President of AMLI Residential Properties Trust. He has been associated with the Company since its inception and with AMLI Realty Co. since 1982. Mr. Tague has overall responsibility for the Company's development activities. Prior to joining AMLI Realty Co., Mr. Tague was associated with the Chicago law firm of Mayer, Brown & Platt (1977-81). He received a B.S. from Northwestern University in 1971 and a J.D. from Ohio State University College of Law in 1977. He is a member of a number of industry groups including the Georgia Apartment Association, NAIOP, REIAC, and the National Multi-Housing Council.

     Laura D. Gates. Ms. Gates is Vice President for Museum Affairs at the Field Museum of Natural History in Chicago, a position she has held since 1994. Prior thereto, she was a Principal of McKinsey & Company, Inc. from 1986 to 1993 and an Associate in that firm from 1980 to 1985. Ms. Gates received a B.A. from Wellesley College in 1972 and an M.B.A. from the Harvard University Graduate School of Business Administration in 1976.

     Marc S. Heilweil. Mr. Heilweil is President of Spectrum Advisory Services, Inc., an investment counseling company based in Atlanta, Georgia. Prior thereto, he was President of Heilweil Hollander Jacobs, Inc. from 1986 to 1991 and worked as an investment counselor from 1977 to 1986.
Mr. Heilweil practiced law from 1974 to 1977. Mr. Heilweil received a B.A. from Yale University in 1967 and a J.D. from Yale University Law School in 1974.

     Stephen G. McConahey. Mr. McConahey is President and Chief Operating Officer of EVEREN Securities, Inc. and EVEREN Capital Corporation, Inc.
Mr. McConahey is responsible for the firm's day-to-day operations, chairs the operating committee and is a member of the board of directors.
Formerly senior vice president of corporate and international development for Kemper Corporation, McConahey was named to his current position in 1994. He began his career with the firm in 1977 when he joined its predecessor Boettcher & Company, in Denver. In 1984 he was named chairman and chief executive officer of Boettcher. McConahey was appointed executive vice president of Kemper Financial Services in March 1990 and retained that title when he assumed the role of senior vice president of corporate and international development at Kemper Corporation in 1990. McConahey received his bachelor's degree from the University of Wisconsin and an M.B.A. from Harvard School of Business. Earlier in his career, McConahey received a White House Fellowship and served as special assistant to President Gerald Ford. Prior to his fellowship he was with the consulting firm of McKinsey & Co.

     Quintin E. Primo III. Mr. Primo is Co-Chairman of Capri Capital, L.P., a real estate investment advisory firm, a position he has held since 1992. Prior thereto, Mr. Primo was Managing Director and co-founder of Q. Primo & Company, Inc., a real estate investment banking firm, from 1988 to 1992. Prior thereto, he was Vice President of Citicorp Real Estate, Inc. Mr. Primo received a B.S. from Indiana University in 1977 and an M.B.A. from the Harvard University Graduate School of Business Administration in 1979.

     John G. Schreiber. Mr. Schreiber is President of Schreiber Investments, Inc., a company which is engaged in the real estate investment business. He is also a senior advisor and partner of Blackstone Real Estate Advisors, an affiliate of the Blackstone Group, L.P. Mr. Schreiber is a Director of Urban Shopping Centers, Inc., a public company which is engaged in the regional shopping mall business, and a Director of a number of mutual funds advised by T. Rowe Price Associates, Inc. Mr. Schreiber is also a Director of JMB Realty Corporation. Prior to his retirement as an officer of JMB Realty Corporation in 1990, Mr. Schreiber was Chairman of JMB/Urban Development Co. from its inception in 1988 until 1990 and an Executive Vice President of JMB Realty Corporation from 1979 to 1990.
Mr. Schreiber received a B.B.A. from Loyola University of Chicago in 1968 and an M.B.A. from the Harvard University Graduate School of Business Administration in 1970.

     Robert J. Chapman. Mr. Chapman is Executive Vice President and Chief Financial Officer of AMLI Residential Properties Trust. Mr. Chapman joined the Company in December of 1997. He has responsibility for the Company's debt and equity financing activities, as well as overall responsibility for the Company's Accounting, Treasury and MIS operations. Prior to joining the Company, Mr. Chapman was Managing Director of Heitman Capital Management Corporation (1994-97), Managing Director and Chief Financial Officer of JMB Institutional Realty Corporation (1994) and Managing Director and Chief Financial Officer of JMB Realty Corporation (1976-1994).

He was also associated with KPMG Peat Marwick, L.L.P. (1972-76). He received a B.B.A. in 1970 and an M.B.A. in 1971 from the University of Cincinnati and is a CPA and National Association of Securities Dealers Registered Representative. Mr. Chapman is or has been a member of the Pension Real Estate Association, the Urban Land Institute, the International Council of Shopping Centers, The American Institute of Certified Public Accountants and the Illinois CPA Society. He served as a Board Member of the National Association of Real Estate Companies and the Real Estate Advisory Council of the University of Cincinnati.

     Robert S. Aisner. Mr. Aisner is Executive Vice President of AMLI Residential Properties Trust and President of AMLI Management Company. Mr. Aisner has overall responsibility for the Company's property management operations and currently oversees the Company's development activities in Dallas, Houston and Austin. Prior to joining the Company in 1996, he was Vice President of HRW Resources, a privately held Hartford, CT real estate company. He was responsible for the development, construction and management activities of HRW's Kansas portfolio, which was acquired by the Company in October 1994. Mr. Aisner is a graduate of Colby College (B.A.) in 1968 and received his M.B.A. from the University of New Hampshire in 1976. He is a Director of the National Multi-Housing Council and a member of the Texas Apartment Association and the National Association of Homebuilders.

     Stephen C. Ross. Mr. Ross is Executive Vice President of AMLI Residential Properties Trust and has been with the Company since its inception; prior thereto he was with AMLI Realty Co. since 1989. Mr. Ross is responsible for development activities in Chicago. Prior to joining AMLI Realty Co., he was associated with JMB Realty Corporation in Chicago and New York City where he had certain portfolio management and acquisition responsibilities. Mr. Ross received a B.S. from the University of Rochester in 1978 and an M.B.A. from the University of Chicago in 1981. He is a member of the Urban Land Institute and is a Director of the Central Region of REIAC.

     Charles C. Kraft. Mr. Kraft is Senior Vice President and Treasurer of AMLI Residential Properties Trust and had been associated with AMLI Realty Co. from 1983 through 1996. Mr. Kraft is responsible for financial reporting, tax planning, treasury, employee benefits and cash management operations. Prior to joining AMLI Realty Co., he was associated with the Chicago office of KPMG Peat Marwick, L.L.P. (1968-1982) in that firm's national real estate practice. Mr. Kraft received an A.B. from Wabash College in 1968. He is a past Director of the Chicago Board of Realtors and is a CPA. Mr. Kraft is a member of The American Institute of Certified Public Accountants and the Illinois CPA Society.

     Brian K. Cranor. Mr. Cranor is Senior Vice President of AMLI Residential Properties Trust and Senior Vice President of AMLI Institutional Advisors, Inc. He recently joined the Company following the Company's recent purchase of Trammell Crow Residential - Midwest ("TCR"). Mr. Cranor's primary responsibilities will include assisting in capital raising for the Company's co-investment activities. He joined TCR in 1989 where he was Partner & Chief Financial Officer, overseeing financing and accounting activity for TCR's Midwest operations. Prior to his association with TCR, Mr. Cranor was Vice President of Oxford Development Company of Indianapolis (1984-89) and a Tax Senior (real estate) with Arthur Andersen and Company. Mr. Cranor received an undergraduate degree from Ball State University and an M.B.A. (Accounting) from the University of Houston in 1980. He is a CPA and a member of the Indiana CPA Society and the American Institute of Certified Public Accountants.

     James E. Thomas, Jr. Mr. Thomas is Senior Vice President of AMLI Residential Construction, Inc. and recently joined the Company as a result of the Company's recent purchase of TCR. Mr. Thomas is responsible for development activities in Indianapolis and Kansas City. He joined TCR in 1989 where he was Partner-Acquisitions & Development for markets in the lower Midwest. Prior to his association with TCR, Mr. Thomas was with the Kirkland Group in Boston, MA (1985-89) where he had similar operating responsibilities. Mr. Thomas received a B.S. in 1983 and an M.A. in 1985 from the School of Architecture and Planning of Massachusetts Institute of Technology and an M.S. in Real Estate Development from M.I.T's Center for Real Estate Development in 1985.

     Mark T. Evans. Mr. Evans is Executive Vice President and National Director of Construction for AMLI Residential Construction, Inc. He has overall responsibility for the allocation of personnel, resources and systems relating to the Company's multifamily land development and construction activities and is actively involved in the planning, development and product selection for the Company's communities. Joining the Company in 1994, Mr. Evans was previously associated with Peachtree Residential Properties as Director of Purchasing (1992-94); Roberts Properties (1990-92); Grove Construction (1986-90); and AMLI Realty Co. (1983-86). Mr. Evans graduated from the University of Florida in 1982.

     Bobby F. Green. Mr. Green is President of AMLI Residential Construction, Inc. Mr. Green has been associated with the Company since 1994, having joined AMLI Realty Co. in 1985. He is responsible for the Company's multifamily land development and construction activities. Prior to joining the Company, he was Vice President and General Manager of the Grupe Company located in Atlanta, Georgia (1984-86) and Vice President of Construction with Post Properties, Atlanta, Georgia (1974-84). He received a B.B.A. from Georgia State University in 1962. He is a member of The Southern Building Code Congress and The National Fire Protection Association. Mr. Green is a licensed Real Estate Broker with the State of Georgia.

     Rosita A. Lina. Ms. Lina is Senior Vice President and Controller of AMLI Residential Properties Trust. Prior to joining the Company in 1994, she had been associated with AMLI Realty Co. since 1985. Ms. Lina is responsible for the Company's accounting operations. Prior to joining AMLI Realty Co., she was Accounting Manager for four years with Urban Investment and Development Co. in Chicago, Illinois. Ms. Lina received a B.B.A. from the University of the East in Manila, Philippines in 1965 and is a CPA.
She is a member of The American Institute of Certified Public Accountants and the Illinois CPA Society.

     Robert C. Malpasuto. Mr. Malpasuto is Vice President and Chief Information Officer of AMLI Residential Properties Trust and has been with the Company since August 1995. Mr. Malpasuto is responsible for the Company's management information systems. Previously, he was Director of Financial Development at Starwood Lodging Trust in Phoenix, AZ (1992-95). Mr. Malpasuto received his B.A. from California State University (Northridge) in 1986 and his M.B.A. in Finance from USC in 1991.

     Gregory A. O'Berry. Mr. O'Berry is Executive Vice President of AMLI Management Company. Mr. O'Berry has been with the Company since April 1995. He is responsible for asset management of the Company's multifamily investments, as well as for the operations of AMLI Corporate Homes. He was previously associated with Lincoln Property Company (1985-95), most recently as Vice President - Finance and Administration (Midwest) in Chicago, Illinois. Mr. O'Berry received a Bachelor of Science in Accounting from the University of Illinois in 1982 and is a CPA. He is First Vice President and President-Elect of the Chicagoland Apartment Association.

     Peggy D. Butterworth is Senior Vice President of AMLI Management Company. Prior to joining the Company in 1994, she had been associated with AMLI Realty Co. since 1988. Prior to joining AMLI Realty Co., she was Vice President-Marketing and Human Resources and Divisional Vice President for the Trammell Crow Company (1979-88). Ms. Butterworth attended the Virginia Polytechnic Institute and State University and is a candidate for the Certified Property Manager designation with the Institute of Real Estate Management. She is a member of IRMA and serves on the Board of the Atlanta Apartment Association.

     Fred N. Shapiro. Mr. Shapiro is a Senior Vice President of AMLI Residential Properties Trust. Prior to joining the Company in 1994, he had been associated with AMLI Realty Co. since 1984. He is responsible for acquisition efforts in the Midwest region and, in addition, for coordinating efforts to minimize real estate tax assessments. Mr. Shapiro received a B.A. from New York University in 1971 and a J.D. from John Marshall Law School in 1978.

BOARD COMMITTEES AND MEETINGS

     The Company has standing Audit, Executive Compensation and Real Estate Committees of the Board and does not have a standing nominating committee.

     Ms. Gates and Messrs. Heilweil and McConahey constitute the Audit Committee. Pursuant to the Company's by-laws, each member of the Audit Committee must be independent of management of the Company and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met once in February, 1997 and once in November, 1997.

     Messrs. Primo, Heilweil, McConahey and Schreiber and Ms. Gates constitute the Executive Compensation Committee. Pursuant to the Company's by-laws, each member of the Executive Compensation Committee must be a "disinterested person" within the meaning of old Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a majority of the members of the Executive Compensation Committee must be Independent Trustees. The Executive Compensation Committee determines the compensation of the Company's officers with base salaries exceeding $100,000 and administers the Company's option plan, performance incentive plan, executive share purchase plan, senior officer loan share purchase program, and certain other employee benefit plans. See "Option Plan," "Performance Incentive Plan," "Executive Share Purchase Plan," "Senior Officer Loan Share Purchase Program," "Incentive Compensation," "Retirement Savings Plan," "Non-Competition Agreements, Employment Agreements, and Termination of Employment," and "Executive Compensation Committee Report on Executive Compensation" below. The Executive Compensation Committee met in February, 1997, in December, 1997 and again in February, 1998. The Executive Compensation Committee has approved the following increases for the four Officer/Trustees since 1995:


                            1995                    1996                    1997                    1998
                           Salary     Increase     Salary     Increase     Salary     Increase     Salary
                          --------    --------    --------    --------    --------    --------    --------

John E. Allen . . . .     $100,000     $25,000    $125,000    $   0       $125,000    $   0       $125,000

Gregory T. Mutz . . .     $100,000     $25,000    $125,000    $   0       $125,000    $   0       $125,000

Allen J. Sweet. . . .     $200,000     $  0       $200,000    $ 15,000    $215,000    $  5,000    $220,000

Philip N. Tague . . .     $ 87,500     $62,500    $150,000    $ 65,000    $215,000    $  5,000    $220,000



     Most of Mr. Tague's increase from 1995 to 1996 and from 1996 to 1997 was based on the increased amount of his time being spent on the Company's business.


     Messrs. Mutz, Allen, Sweet, Primo and Schreiber constitute the Real Estate Committee. Messrs. Heilweil and McConahey are alternate members of the Real Estate Committee, serving in the event that Mr. Primo or Mr. Schreiber is unavailable for a meeting. Action by the Real Estate Committee requires approval of a majority of the members voting on any matter, and such majority must include any one of Messrs. Primo, Schreiber, Heilweil and McConahey. The Real Estate Committee is authorized to, among other things, approve, subject to certain limitations, the acquisition or development of additional apartment communities and the financing, refinancing or sale of the Company's existing apartment communities and other apartment communities acquired by the Company. The Real Estate Committee met seven times during 1997.

     Seven meetings of the full Board were held in 1997. Each Trustee who held such position in 1997 attended at least 75% in the aggregate of all meetings of the Board and any committee on which such Trustee served, except that Mr. Schreiber attended four of seven (57%) of such meetings.

                                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding the compensation of Mr. Mutz, the chief executive officer of the Company, Mr. Allen, and the Company's four most highly compensated executive officers during 1997, 1996 and 1995.  The table includes compensation from all sources for services rendered to the Company and its subsidiaries during these years.

                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                              ----------------------------- ----------------------------------
                                                                     AWARDS           PAYOUTS
                                                            -----------------------   -------
                                                  OTHER      RESTRICTED  SECURITIES
                                                  ANNUAL       SHARE     UNDERLYING    LTIP    ALL OTHER
NAME AND                       SALARY   BONUS  COMPENSATION   AWARD(S)    OPTIONS     PAYOUTS COMPENSATION
PRINCIPAL POSITION      YEAR    ($)      ($)      ($) (2)       ($)       (NUMBER)     ($)      ($) (3)
------------------      ----   ------   -----  ------------  ----------  ----------   ------- ------------
Gregory T. Mutz
Chairman of the
 Board of Trustees. . . 1997  $125,000      --      $17,725          --      20,000         --     $19,542
                        1996  $125,000      --      $20,067          --      20,000         --     $15,624
                        1995  $100,000      --      $ 1,805          --      15,000         --     $ 7,185

John E. Allen
 Vice Chairman of
 the Board of
 Trustees . . . . . . . 1997  $125,000      --      $15,647          --      20,000         --     $16,757
                        1996  $125,000 $12,500      $16,138          --      15,000         --     $13,380
                        1995  $100,000 $12,500      $   675          --      10,000         --     $ 7,185

Allan J. Sweet
 President and
 Trustee. . . . . . . . 1997  $215,000      --      $16,432          --      20,000         --     $17,951
                        1996  $200,000      --      $17,443          --      15,000         --     $15,255
                        1995  $200,000      --      $ 1,807          --      10,000         --     $ 9,685

Philip N. Tague
Executive Vice
 President -
 Development and
 Trustee. . . . . . . . 1997  $215,000      --      $15,151          --      20,000         --     $17,951
                        1996  $150,000 $12,500      $15,079          --      20,000         --     $15,255
                        1995   $87,500 $12,500           --          --      15,000         --     $ 7,185






                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                              ----------------------------- ----------------------------------
                                                                     AWARDS           PAYOUTS
                                                            -----------------------   -------
                                                  OTHER      RESTRICTED  SECURITIES
                                                  ANNUAL       SHARE     UNDERLYING    LTIP    ALL OTHER
NAME AND                       SALARY   BONUS  COMPENSATION   AWARD(S)    OPTIONS     PAYOUTS COMPENSATION
PRINCIPAL POSITION      YEAR    ($)      ($)      ($) (2)       ($)       (NUMBER)     ($)       ($) (3)
------------------      ----   ------   -----  ------------  ----------  ----------   ------- ------------

Robert S. Aisner
 Executive Vice
 President -
 Property Management. . 1997  $160,000  15,000         --            --      12,500         --       4,786
                                   (1)
                        1996   119,167  20,000        6,575          --      22,500         --          63
                        1995      --      --           --            --        --           --        --
Robert J. Chapman
 Executive Vice
 President -
 Chief Financial                 (1)
 Officer. . . . . . . . 1997  $ 12,692    --           --            --      12,500         --        --
                        1996      --      --           --            --        --           --        --
                        1995      --      --           --            --        --           --        --

--------------------

(1)    Represents prorated annual salary.  The annualized salary for Mr. Aisner was $130,000 in 1996 and for Mr.
Chapman was $200,000 in 1997.

(2)    The Company pays the cost of personal income tax preparation services for Mr. Sweet ($1,435, $1,575, and
$1,807 in 1997, 1996 and 1995, respectively) and for 50% of the cost of personal income tax preparation services for Mr. Mutz ($2,767, $5,273 and $1,805 in 1997, 1996 and 1995, respectively) and for Mr. Allen ($649, $1,311 and
$675 in 1997, 1996 and 1995, respectively).  Messrs. Mutz, Allen, Sweet and Tague each received $14,998 in 1997 and $14,794 in 1996, in compensation based on the 15% discount under the Executive Share Purchase Plan.  During
1997 and 1996, Mr. Sweet received $162 and $304, respectively, and Mr. Tague received $153 and $285, respectively, in taxable income relating to split dollar life insurance policies maintained jointly by the Company and these officers.





(3)    The employer contributions by the Company under the Retirement Savings Plan for Messrs. Mutz, Allen,
Sweet, Tague and Aisner were $4,250, $4,625, $5,300, $5,300 and $2,900, respectively, during 1997; $3,125, $3,125,
$5,000, $5,000 and $0, respectively, during 1996; and $2,500, $2,500, $5,000, $2,500 and $0, respectively, during
1995.  See "Retirement Savings Plan" below.  The Company paid a $72 annual premium in 1997 and a $63 annual premium in 1996 and 1995 to provide up to $50,000 of group term life insurance for each of its employees, including the named executive officers. During 1997, 1996 and 1995, Mr. Mutz was credited with $15,220, $12,436 and $4,622, respectively; and Messrs. Allen, Sweet and Tague were each credited with $12,579 ($12,060 in the case of Mr. Allen), $10,192 and $4,622, respectively; and Mr. Aisner was credited with $1,814, $0 and $0, respectively, in Performance Units (as defined under "Performance Incentive Plan" below) as distribution equivalents corresponding to the amount of distributions made on the number of units of limited partnership interest ("Units")
in AMLI Residential Properties, L.P. (the "Operating Partnership") underlying the Performance Units respectively held by each of them.  See "Long-Term Incentive Plan Awards" and "Performance Incentive Plan" below.




OPTION GRANTS

     On December 8, 1997, options for 173,000 Units were granted to 31 key employees and officers of the Company and its subsidiaries at an exercise price of $22.84375.  On February 2, 1998, options for 58,500 Units were granted to eight new employees and officers of the Company and its subsidiaries, primarily at an exercise price of
$23.1875.  Each Unit is exchangeable for one Common Share.  The following table sets forth certain information with respect to individual grants of options in 1997 to each of the executive officers named in the summary compensation table above.

                                               INDIVIDUAL GRANTS
                            ------------------------------------------------------   POTENTIAL REALIZABLE
                                              PERCENT OF                               VALUE AT ASSUMED
                                SECURITIES  TOTAL OPTIONS                           ANNUAL RATES OF SHARE
                                UNDERLYING    GRANTED TO                            PRICE APPRECIATION FOR
                                 OPTIONS     EMPLOYEES IN EXERCISE OR                    OPTION TERM
                                 GRANTED    DECEMBER 1997  BASE PRICE   EXPIRATION -----------------------
NAME                             (NUMBER)        (2)        ($/SHARE)    DATE (2)      5% ($)     10% ($)
----                            ----------  ------------- -----------   ----------  ----------  ----------

Allan J. Sweet                  20,000 (1)          11.6%   $22.84375     1/1/2008    $279,235    $708,595

Gregory T. Mutz                 20,000 (1)          11.6%   $22.84375     1/1/2008    $279,235    $708,595

John E. Allen                   20,000 (1)          11.6%   $22.84375     1/1/2008    $279,235    $708,595

Philip N. Tague                 20,000 (1)          11.6%   $22.84375     1/1/2008    $279,235    $708,595

Robert S. Aisner                12,500 (1)           7.2%   $22.84375     1/1/2008    $174,522    $442,638

Robert J. Chapman               12,500 (1)           7.2%   $22.84375     1/1/2008    $174,522    $442,638

__________

(1) Represents aggregate options to purchase Units.  Such options vest one-third each on January 1, 2001, 2002, and 2003, respectively, or immediately in the event of the holder's death, disability, termination without cause or a change in control of the Operating Partnership.

(2) Subject to earlier expiration twelve months after termination of the holder's employment with the Company and its affiliates.



AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning exercises of options during 1997 by each of the executive officers named in the summary compensation table above and the year-end value of unexercised options owned by such executive officers.


                                                        NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                             SECURITIES                 UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON     VALUE       OPTIONS AT YEAR-END            YEAR-END ($)
                             EXERCISE (1)   REALIZED   ---------------------------------------------------
NAME                          (NUMBER)        ($)      EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         ------------   --------   ----------- ------------- ----------- -------------


Gregory T. Mutz                     0          --           31,666       123,334     $55,416      $161,884
John E. Allen                       0          --           31,666       113,334     $55,416      $151,534
Allan J. Sweet                      0          --           30,000       110,000     $52,500      $145,700
Philip N. Tague                     0          --           20,000       102,500     $35,000      $183,550
Robert S. Aisner                    0          --            0            35,000       0          $ 31,013
Robert J. Chapman                   0          --            0            12,500       0          $   0

___________

(1) None of the options held by such executive officers was exercised through February 27, 1998.

(2) Calculated based on the year-end share value of $22.25 per share.



LONG-TERM INCENTIVE PLAN AWARDS

     Since January 30, 1995, 73,450 Performance Units (as defined under "Performance Incentive Plan" below), of which 71,750 original Performance Units remain outstanding as of February 27, 1998, were awarded to key employees and officers of the Operating Partnership and the Service Companies pursuant to the Company's performance incentive plan.  On February 3, 1997, 16,600 Performance Units were awarded to 30 key officers and employees for
1996 services and on December 8, 1997, 19,150 Performance Units were awarded to 28 key officers and employees for
1997 services.  An additional 5,350 Performance Units were awarded to seven new officers and employees on
February 2, 1998.  See "Performance Incentive Plan" below.  The following table sets forth certain information with respect to individual awards of Performance Units made on December 8, 1997 to each of the executive officers named in the summary compensation table above.


                                                                              ESTIMATED
                                                                            FUTURE PAYOUTS
                                                                           UNDER NON-STOCK
                                                        PERFORMANCE OR     PRICE-BASED PLANS
                                 SHARES, UNITS OR        OTHER PERIOD      -----------------
                                   OTHER RIGHTS        UNTIL MATURATION         TARGET
NAME                               (NUMBER) (1)           OR PAYOUT           (NUMBER) (3)
----                             ----------------      ----------------    -----------------

Gregory T. Mutz                          2,000                 (2)                  2,000

John E. Allen                            2,000                 (2)                  2,000

Allan J. Sweet                           2,000                 (2)                  2,000

Philip N. Tague                          2,000                 (2)                  2,000

Robert S. Aisner                         1,250                 (2)                  1,250

Robert J. Chapman                          0                   (2)                    --





___________

(1) Each Performance Unit is payable in one Unit.

(2) Performance Units will generally become payable upon the determination that the relevant performance objectives set by the Executive Compensation Committee have been met.  The performance objective applicable to these Performance Units is the achievement by the Company of 4% compound annual growth in Funds from Operations
(as defined under "Incentive Compensation" below) during the five- to ten-year period commencing with the fiscal year beginning in 1998.  Calculation of the Company's compound annual growth in Funds from Operations will initially be made as soon as practicable after the fiscal year end five years following each award, and if the performance objective has not been met at such calculation date, it will again be calculated as soon as practicable after each of the next four fiscal year ends until the performance objective has been met.  If the performance objective has not been met during the ten-year period following the award, such Performance Units will expire and none of the participants in the Performance Incentive Plan will receive any payments in respect thereof.  If at any such calculation date it is determined by the Executive Compensation Committee that the performance objective has been met, payments will be made to each eligible participant in an amount equal to one
Unit for each Performance Unit (or cash equal to the fair market value of such number of Units in lieu thereof with respect to each Performance Unit held by persons subject to Section 16 of the Exchange Act).

(3) One Unit will be paid for each eligible Performance Unit upon the determination by the Executive Compensation
Committee that the performance objective has been met.  No Units will be paid if the performance objective has not been met, and no Units in excess of the number of eligible Performance Units will be paid if the performance objective is exceeded.  The numbers of Units set forth in the table reflect only Units payable on Performance
Units awarded and do not reflect additional Performance Units which have been or will be received as distribution equivalents intended to mirror the value of quarterly distributions on actual Units.  See "Performance Incentive
Plan" below.


OPTION PLAN

     See "Proposal 2 -- Approval of Amendment to Option Plan" for a description of the Amli Residential Properties Option Plan (the "Option Plan").

     Mr. Mutz, Mr. Allen and the Company's four most highly compensated officers received Options as set forth in the option grants table. See "Option Grants" above. Also, the Company's Independent Trustees received Options in 1997 as described under "Compensation of Trustees" below.

PERFORMANCE INCENTIVE PLAN

     On January 30, 1995, the Board adopted a performance incentive plan (the "Performance Incentive Plan") pursuant to which performance units ("Performance Units") may be awarded to employees of the Operating Partnership and the Service Companies. The Performance Incentive Plan is a form of phantom equity plan, with each Performance Unit awarded under the plan intended to be equal in value to a Unit, the value of which corresponds to the value of a Common Share. The Executive Compensation Committee selects the employees eligible to participate in the Performance Incentive Plan, determines the number of Performance Units, if any, to award to a participant and the terms and conditions of the award, and administers the Performance Incentive Plan. The number of Performance Units held by an employee will be increased proportionally to reflect distributions made with respect to Units, which distributions correspond to dividends paid with respect to Common Shares. Performance Units will become payable to the employee upon determination by the Executive Compensation Committee that the particular performance objectives specified by the Executive Compensation Committee have been met or upon a "change in control" (as defined in the Performance Incentive Plan). Payment on Performance Units will be made in a number of Units equal to the number of eligible Performance Units held by an employee on the payment date, except that Performance Units held by an employee who is subject to Section 16 of the Exchange Act with respect to the Company will be payable in an amount of cash equal to the fair market value of the Units which would otherwise be paid to such employee. Under the Performance Incentive Plan, the total number of Performance Units available for grant and the total number of Common Shares available to be issued upon exchange of Units issued under the Performance Incentive Plan will be equal to 250,000. Upon certain extraordinary events, the Executive Compensation Committee may make such adjustments in the aggregate number of Performance Units which may be awarded and the aggregate number of Common Shares reserved for issuance upon exchange of Units issued under the Performance Incentive Plan as it determines to be appropriate.

     On February 3, 1997, 16,600 Performance Units were awarded to 30 key employees and officers of the Operating Partnership and the Service Companies for services performed in 1996, and on December 8, 1997, 19,150 Performance Units were awarded to 28 key employees and officers of the Operating Partnership and the Service Companies, for services performed in 1997. Mr. Mutz, Mr. Allen and the Company's four most highly compensated officers received Performance Units on December 8, 1997 as set forth in the long-term incentive plan awards table. See "Long-Term Incentive Plan Awards" above.

EXECUTIVE SHARE PURCHASE PLAN

     The "Executive Share Purchase Plan" was adopted by the Board of Trustees effective May 1, 1996 and was approved at the 1996 annual meeting of shareholders. All Trustees who are not employees of the Company are eligible to participate in the Executive Share Purchase Plan. Other eligible participants will be Trustees, officers and employees of the Company, the Operating Partnership and the Service Companies, designated by the Executive Compensation Committee of the Company or, in the case of Service Company employees, by the board of directors, or a committee of at least two directors, of the applicable Service Company.

     Eligible participants who are Trustees, officers or employees of the Company may elect to purchase Common Shares, and eligible participants who are employees of the Operating Partnership or Service Companies may elect to purchase Units (which the participant is required to exchange immediately for an equal number of Common Shares), during quarterly window periods. A "window period" is the ten business day period commencing on the third business day following the Company's quarterly public release of earnings. Participants may only purchase Common Shares or Units during one window period in any calendar year. The number of Common Shares or Units which may be purchased is (i) for Trustees, the number of Common Shares with a fair market value, on the trading day immediately preceding the date of purchase, of $100,000 and (ii) for participants who are not Trustees, the number of Common Shares or Units, as applicable, with a fair market value, on the trading day immediately preceding the date of purchase, of the lesser of $100,000 or 50% of the participant's base salary. The purchase price per Common Share or Unit is 85% of the fair market value of a Common Share or Unit on the trading day immediately preceding the date of purchase.

     Participants electing to make purchases under the Executive Share Purchase Plan may receive a loan for up to 80% of the purchase price, provided that, in no event may a participant have more than $200,000 principal amount of loans outstanding at any time. All loans shall have a term of no more than 10 years and shall be secured by the Common Shares purchased or received in exchange for Units purchased with full recourse to the participant. All principal and interest under any loans will become due and payable (i) 60 days after the date the participant's employment with the Company, the Operating Partnership and the Service Companies terminates for any reason other than death, retirement on or after attainment of age 62, or following a Change in Control of the Company (as described in the following paragraph), or (ii) 180 days after the date the participant's employment with the Company, the Operating Partnership and the Service Companies terminates by reason of death, retirement on or after attainment of age 62, or following a Change in Control of the Company. The loans will bear interest at a fixed rate of 150 basis points over the then current ten-year Treasury bond rate.

     The Common Shares may not be sold, assigned, transferred or pledged (except to secure a loan under the Executive Share Purchase Plan) during the period ending on the earlier of (i) the fifth anniversary of the purchase date, (ii) the date of a Change in Control of the Company, or
(iii) the date that the participant terminates employment or service on the Board of Trustees, as applicable. In addition, the Common Shares may not be transferred while they are serving as collateral for a loan under the Executive Share Purchase Plan. Generally, a Change in Control will be deemed to occur upon acquisition of more than 20% of the Company's voting stock by any party (other than by certain related parties), a merger, sale of substantially all of the Company's assets, the liquidation of the Company, or the election of Trustees constituting a majority of the Board who were not recommended by the incumbent Trustees.

     During 1997, seven Trustees and eight key officers and employees acquired a total of 36,310 Common Shares pursuant to this Plan. Total expense recorded in 1997 for the 15% discount, including the Service Companies' Shares, was $126,000. In February 1998, five Trustees and four key employees acquired an additional 28,491 Common Shares pursuant to this Plan. The amounts of the Trustees' and officers' loans are included in the total loans set forth in the footnotes to the security ownership table.
See "Security Ownership" below.

SENIOR OFFICER LOAN SHARE PURCHASE PROGRAM

     At their February 1997 meeting, the Executive Compensation Committee of the Board of Trustees approved $2,500,000 in recourse loans to the four officers who are also Trustees to enable them to acquire on the open market 105,000 of the Company's Common Shares. The loan proceeds were disbursed on February 28, 1997 and all 105,000 shares had been acquired by March 4, 1997. An additional 156,000 shares were acquired for $3,480,000 on December 12, 1997 by thirteen officers (including the four officers who are also Trustees) pursuant to approval granted by the Executive Compensation Committee on December 8, 1997. These loans bear interest at 5.89% or 6.23% and have a term of nine years. The amount of each Senior officer's loan included in the amounts set forth in the footnotes to the security ownership table. See "Security Ownership" below.

INCENTIVE COMPENSATION

     A bonus incentive compensation plan (the "Bonus Plan") is in place for executive and key officers. This program awards both a cash and a Common Share or Unit bonus to executive officers and certain other key officers covered under the plan based on the achievement of specified targets and goals for the Company and the individual officer. The primary targets are based upon annual increases in Funds from Operations (defined as income
(loss) before minority interest of Unit holders in the Operating Partnership and extraordinary items plus non-recurring formation expenses and certain non-cash items, primarily depreciation) per share, Common Share price performance compared to performance of the share price of selected competitors and benchmarking against the economic performance of selected competitors. The amount of bonus is based on a formula determined for each officer based on a range of up to 50% of base compensation. The Executive Compensation Committee may also grant discretionary bonuses to certain officers based upon an assessment of such an officer's performance.

     Bonuses for 1995, 1996 and 1997 for the most highly compensated executive officers of the Company are set forth in the summary compensation table. See "Summary Compensation Table" above.

RETIREMENT SAVINGS PLAN

     The Company and its affiliates have adopted a joint retirement savings plan (the "Retirement Savings Plan") for their full-time employees. The Retirement Savings Plan is a qualified plan pursuant to Sections 401(a) and 401(k) of the Code. Employees of the Company, the Operating Partnership and the Service Companies are generally eligible to participate in the Retirement Savings Plan after one full year of service. Eligible employees may contribute each year up to 15% of their compensation to the Retirement Savings Plan. At the end of each year, the Company or such entity will match up to 50% of each participating employee's contribution, to a maximum of $500 per employee. Employees are not vested in the Company's or such entity's contributions until the third anniversary of their employment.

     As of January 1, 1995 the Retirement Savings Plan was amended to provide for an additional contribution by the Company, the Operating Partnership or one of the Service Companies, as applicable, equal to a percentage (3% for 1995, 1996 and 1997) of each eligible employee's compensation. All such contributions are invested in Common Shares.

     The employer contributions by the Company under the Retirement Savings Plan during 1995, 1996 and 1997 for the most highly compensated executive officers of the Company are set forth in footnote (3) to the summary compensation table. See "Summary Compensation Table" above.

COMPENSATION OF TRUSTEES

     Through March 31, 1996 the Company paid its Independent Trustees an annual fee of $12,000 in cash. After March 31, 1996, the Company has paid its Independent Trustees at the annual rate of $13,000, including $5,000 in cash and $8,000 in Common Shares. Messrs. Mutz, Allen, Sweet and Tague are not paid any Trustees' fees. In addition, the Company reimburses all Trustees for expenses incurred in attending meetings.

     Pursuant to the Option Plan (described above), Messrs. Primo, Heilweil, McConahey and Schreiber and Ms. Gates were each granted, effective as of the time they became Trustees, and each future Independent Trustee will also be granted, effective as of the Trustee's initial election or appointment, a ten-year Option to acquire 2,000 Common Shares at fair market value on the trading day immediately preceding the date of the grant (in the case of Messrs. Primo, Heilweil, McConahey and Schreiber, the initial public offering price of $20.50 per share). Additionally, each independent Trustee has been and will be, as of the close of each annual shareholders' meeting thereafter, granted a ten-year Option for a number of Common Shares equal to $10,000 divided by the fair market value of a Common Share on the trading day immediately preceding the date of the grant. A Trustee's initial Options for 2,000 Common Shares are not exercisable until after the first anniversary of the date of grant; a Trustee's Options awarded periodically thereafter vest immediately. The exercise price is payable in cash.

NON-COMPETITION AGREEMENTS, EMPLOYMENT AGREEMENTS AND TERMINATION
OF EMPLOYMENT

     Messrs. Mutz, Allen and Sweet have each entered into a non-competition agreement with the Company. The non-competition agreements entered into by Messrs. Mutz, Allen and Sweet prohibit each of them from engaging directly or indirectly in the multifamily residential property business other than on behalf of the Company during the period each of them is an officer or a Trustee of the Company and for a period of two years thereafter, unless the termination of their employment is without "Cause" (as defined in such agreements). Messrs. Mutz and Allen have agreed to devote at least one-half of their business time to the Company; Mr. Sweet has agreed to devote his full business time to the Company and its affiliates.

     In addition, the non-competition agreement for each of Mr. Allen and Mr. Sweet provides that if, after a "change in control" (as defined in such agreements) in the Company, such individual is terminated or ceases to be employed by the Company for any reason, Mr. Allen or Mr. Sweet, as the case may be, will (i) be entitled to receive a severance payment equal to the maximum amount that can be paid to him without being, or causing any other payment to be, nondeductible (in whole or in part) by the Company as a result of Section 280G of the Code (which will generally be equal to 299% of his average annual total compensation during the preceding five years), and (ii) no longer be subject to the two-year non-competition restriction. If Mr. Mutz is terminated or ceases to be employed by the Company for any reason following a "change in control" in the Company, he will no longer be subject to the two-year non-competition restriction. "Change in control" for purposes of the non-competition agreements generally means the acquisition, whether by purchase, merger, sale, proxy, tender offer or otherwise, of generally at least a 25% interest in the Company by a person or group of commonly controlled persons, other than AMLI Realty Co., or a change in a majority of the Trustees in any two-year period without the consent of two-thirds of the Trustees.

     In February 1998, the Executive Compensation Committee approved modifications to the existing non-competition contracts described above and the extension of employment contracts to a total of fifteen officers of the Company, including the four officers who are also Trustees. The employment contracts will provide for non-competition periods of either 12 months, 18 months, or 24 months from termination of employment and will, upon both a change in control of the Company and a change in circumstance of the employee, provide for immediate vesting of all previously unvested Options and Performance Units, cash payment equal to one, two or three times average compensation (as defined) and additional cash compensation to each employee who might be subject to Excise Taxes so that the Employee receives that amount before the application of income taxes that he would receive if he were not subject to Excise Taxes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no Executive Compensation Committee interlocks or insider participation on the Executive Compensation Committee.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee of the Board consists of all five members of the Board who are not employees of the Company, the Operating Partnership or a Service Company (the "Independent Trustees"). The Executive Compensation Committee reviews and approves all remuneration arrangements for the senior officers of the Company whose base salary exceeds $100,000 (the "Senior Executives"), and administers the Option Plan, the Performance Incentive Plan, the Executive Share Purchase Plan, the Senior Officer Loan Share Purchase Program, and the Bonus Plan. The Executive Compensation Committee also reviews and adopts or recommends to shareholders the adoption of new employee benefit plans or modifications to existing plans. The Executive Compensation Committee met in February, 1997, and in December, 1997. The Executive Compensation Committee met again in February, 1998 in connection with 1997 compensation matters.

     The Company's executive compensation program is intended to attract, incentivize, reward and retain experienced and motivated executives who contribute to the Company's growth. The goal of the Executive Compensation Committee in setting Senior Executive compensation is to align the interests of the executives with those of the Company's shareholders, focusing on long-term growth of Funds From Operations ("FFO") and increases in shareholder value. The Executive Compensation Committee, in administering the Company's executive compensation program, considers recommendations from management and extensive available data concerning executive compensation at other equity real estate investment trusts and companies in other businesses. The Executive Compensation Committee discussed with senior management the cost and desirability of engaging an independent compensation consultant, but elected not to do so in 1997. The Executive Compensation Committee expects to continue to review this decision annually.

     The Company's 6% increase in FFO (to $2.13 per share for the full year
1997) was below that reported by most of its peers for 1997. This increase reflects both increasing start-up losses associated with increased development activity and softness through the year in several of the Company's markets (especially Atlanta and Austin).

     Because the Company's originally stated objective of $2.16 FFO per share was not met, no cash bonuses were awarded to the Company's Chief Executive Officer, Vice Chairman or four most highly compensated senior executives (except for a $15,000 bonus awarded to the Executive Vice President - Property Management) and the only raises awarded to these individuals were 2.3% ($5,000) increases to the President and the Executive Vice President - Development and a 17.2% ($27,500) increase to the Executive Vice President - Property Management resulting from promotion.

     The Committee has approved additional grants of Options, Performance Units, and, in 1997, recourse loans for the purchase of Common Shares in recognition of the continuing desirability of aligning the interests of management and shareholders.

     For 1998, the Committee has established incentives for cash bonuses that are contingent upon the Company's achieving an 8% increase in FFO over the $2.13 per share recorded for 1997.

     The Company's executive compensation currently consists of an executive's base salary, cash bonus, Options under the Option Plan, discounted purchases under the Executive Share Purchase Plan, and Performance Units under the Performance Incentive Plan.

     BASE SALARY. Executive salary levels are designed to reward Company employees for performing their normal duties. Salary levels are established on the basis of a number of factors including management recommendations, prior salary history with the Company, industry comparables, individual performance and overall Company results. For 1997, the Chairman and the Vice Chairman received no salary increase, and salary increases adopted by the Executive Compensation Committee for each of the President and the Executive Vice President - Development were $5,000 (2.3%). The other Senior Executives' salary increases in 1997 averaged 13.4%.

     BONUSES. The Company's executive officers participate in the Bonus Plan. A portion of the bonus each year is based on pre-established goals concerning growth in FFO and benchmarking Company FFO and stock price performance against those of a group of other multifamily real estate investment trusts. A discretionary portion is also based on achievement of individual job goals and for extraordinary contributions to the Company's results for the past year. No cash bonuses were paid to either the Chairman or the President. Cash bonuses payable to other Senior Executives in 1998 for 1997 performance averaged 12.9% of 1997 base salary.

     OPTIONS AND PERFORMANCE UNITS. Awards of Options under the Option Plan and of Performance Units under the Performance Incentive Plan are designed to utilize the award of interests in the Company and the Operating Partnership in order to tie Senior Executive compensation to the creation of shareholder value and allow the Senior Executives to share in the success of the Company. As with cash bonuses, a portion of the awards under the Option Plan are based on predetermined FFO and stock price performance in both absolute and comparative terms and a portion are discretionary. Awards of Performance Units under the Performance Incentive Plan are discretionary, but their vesting generally depends on continued employment with the Company and FFO growth experience over the five years following their award. See "Long-Term Incentive Plan Awards" above for a description of the vesting provisions of Performance Units awarded in December, 1997. A total of 86,000 Options were awarded in February 1997 to officers making more than $100,000 per year, and a total of 147,750 were awarded in December, 1997. A total of 9,550 Performance Units were awarded to officers making more than $100,000 per year in January, 1996, a total of 10,600 were awarded in February, 1997, and a total of 16,050 were awarded in December, 1997.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. For 1997, the Executive Compensation Committee evaluated the compensation of Mr. Mutz utilizing the same philosophy and procedures as are applied to other Senior Executives of the Company. Mr. Mutz's base salary for 1997 and 1998 did not change from the $125,000 salary he received during 1996. As detailed under "Option Grants" and "Long-Term Incentive Plan Awards," the Executive Compensation Committee also awarded Mr. Mutz Options under the Option Plan and Performance Units under the Performance Incentive Plan based on his contributions to the Company's 1997 performance. The Committee awarded no cash bonus to Mr. Mutz.

     It is the Executive Compensation Committee's intention that, so long as it is consistent with the Company's overall compensation objectives, all executive compensation be deductible for federal income tax purposes.
Section 162(m) of the Code limits the tax deduction for compensation paid to the Company's chief executive officer and the four most highly compensated officers who are employed at fiscal year end to $1 million per year, unless certain requirements are met. The Company's ability to meet the REIT distribution requirements, and the portion of the Company's distributions which constitute taxable dividend income, rather than return of capital, may be impacted by Section 162(m).

     The Executive Compensation Committee does not believe that any compensation paid by the Company in 1997 would meet the tests under
Section 162(m) for a disallowance of compensation deductions; nor does it presently intend that any such deductions be disallowed in the future. However, the Executive Compensation Committee, in setting future Senior Executive compensation, will continue to consider the long-run interests of the Company, balancing any non-deductibility under Section 162(m) against the need for the Company to adequately compensate its executive officers for services rendered.


                   EXECUTIVE COMPENSATION COMMITTEE

                            Laura D. Gates
                           Marc S. Heilweil
                         Stephen G. McConahey
                         Quintin E. Primo III
                           John G. Schreiber

PERFORMANCE GRAPH

     The following line graph compares the change in the Company's cumulative shareholder return on its Common Shares to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") from February 8, 1994, the effective date of the Company's initial public offering, to December 31, 1997. The graph assumes the investment of $100 in the Company and each of the indices on February 8, 1994 and the reinvestment of all dividends. The return shown on the graph is not necessarily indicative of future performance.


[PERFORMANCE GRAPH]

                      02/08/94  12/31/94  12/31/95  12/31/96  12/31/97
                      --------  --------  --------  --------  --------
AMLI Residential
 Properties Trust .    $100.00    $97.00   $113.11   $143.51   $147.73

NAREIT Index. . . .    $100.00   $100.25   $115.56   $156.31   $187.97

S&P 500 Index . . .    $100.00    $98.02   $134.71   $165.65   $220.93



     A $100.00 investment in the Company on February 8, 1994, after declining to $97.00 at December 31, 1994, increased to $113.11 at December 31, 1995, increased again to $143.51 at December 31, 1996, and increased again to $147.73 at December 31, 1997.

     The NAREIT Index, adjusted to $100.00 at February 8, 1994, increased to $100.25 at December 31, 1994, increased again to $115.56 at December 31, 1995, increased again to $156.31 at December 31, 1996, and increased a gain to $137.87 at December 31, 1997.

     The S&P 500 Index, adjusted to $100.00 at February 8, 1994, after declining to $98.02 at December 31, 1994, increased to $134.71 at December 31, 1995, increased again to $165.65 at December 31, 1996, and increased again to $220.93 at December 31, 1997.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE SERVICE COMPANIES

     Ninety-five percent of the voting common stock of each of the Service Companies is owned by AMLI Realty Co., which enables AMLI Realty Co. to control the election of such companies' directors, the majority of which, in the case of each Service Company, cannot by charter be officers, directors or employees of AMLI Realty Co. The Operating Partnership owns 5% of the voting common stock and all of the nonvoting preferred stock of each of the Service Companies. The nonvoting preferred stock of each Service Company is generally entitled to dividends equal to 95% of all distributions made by the relevant company.

AMLI REALTY CO.

     One property which is managed by the Management Company is owned by a public limited partnership (LincAm Series 85 Limited Partnership), the 1% general partner of which is a corporation, the shares of which are owned equally by AMLI Realty Co. and an affiliate of Lincoln National Corporation. This public partnership has more than 800 limited partners. This property was not acquired by the Company due to the time, cost and complexity that would have had to have been incurred to solicit the required consents from the limited partners of this partnership.

     The Management Company provides management and leasing services to each of the apartment communities owned by the Company or in which the Company owns an interest. The Company paid the Management Company management fees totaling $2,147,000 in 1997 with respect to the communities owned by the Company; affiliated partnerships paid the Management Company management fees totaling $1,804,000 in 1997 with respect to other communities in which the Company owns an interest. The master property management agreement with respect to the communities owned by the Company or in which the Company owns an interest had an initial term of three years, and was renewed for an additional three years on February 16, 1997; it may be terminated earlier by either the Management Company or the Operating Partnership upon an event of default by the other party.

     Until July 1997, the Company and its affiliates leased office space, for corporate and regional offices, from AMLI Realty Co. at amounts which are not in excess of AMLI Realty Co.'s cost for such space. In 1997, the Company and its affiliates paid AMLI Realty Co. $151,650 for office space in Chicago, which amount was less than AMLI Realty Co.'s cost for this space. Since July 1997, the Company and its affiliates have leased the office space in Chicago directly from a third-party lessor pursuant to a re-stated lease whose term has been extended by ten years to November 2009.

CORPORATE SERVICES AGREEMENT

     Pursuant to a corporate services agreement among the Management Company, AIA, Amrescon, the Operating Partnership and the Company, the Operating Partnership and the Management Company provide various managerial, administrative, accounting, investor relations, and other services related to the operations and administration of the Management Company, AIA, Amrescon, the Operating Partnership and the Company. The corporate services agreement provides for the parties to reimburse the Operating Partnership and the Management Company quarterly for costs incurred with respect to this agreement. The Company, the Management Company, AIA and Amrescon paid $0, $104,000, $220,000 and $216,000, respectively, to the Operating Partnership pursuant to the corporate services agreement in 1997. The Company, the Operating Partnership, AIA and Amrescon paid $0, $481,000, $54,000 and $202,000, respectively, to the Management Company pursuant to the corporate services agreement in 1997.

     The corporate services agreement may be renewed each year for consecutive one-year terms, provided that the Company, the Operating Partnership, Amrescon, AIA and the Management Company mutually consent to each such renewal at least 60 days before the expiration of the then-current term. Each such entity has so consented to a renewal for a term until March 31, 1999. The corporate services agreement may be terminated earlier in the event that the Operating Partnership no longer owns more than 50% of the preferred stock of the Management Company, in the event of a material default by the Management Company, AIA, Amrescon, the Operating Partnership or the Company (which is not cured within certain specified time periods), or in the event of the voluntary or involuntary bankruptcy of the Management Company.

     Unless the Management Company acts in bad faith, is grossly negligent, recklessly disregards its duty, or engages in willful misconduct, the Management Company will have no liability to the Company or the Operating Partnership resulting from the performance of its duties under the corporate services agreement. The Management Company is required to indemnify AIA, Amrescon, the Company and the Operating Partnership for any damages arising out the Management Company's default under the corporate services agreement or as a result of the Management Company's gross negligence. Similarly, AIA, Amrescon, the Company and the Operating Partnership are obligated to indemnify the Management Company for any damages arising out of their respective defaults under the corporate services agreement or as a result of their gross negligence.

                              PROPOSAL 2
                 APPROVAL OF AMENDMENT TO OPTION PLAN


THE DESCRIPTION OF OPTION PLAN

     In 1994, the Company adopted the Option Plan to provide incentives to attract and retain Trustees, officers and key employees and service providers. The summary of the Option Plan set forth below is qualified in its entirety by the text of the Option Plan.

     The Option Plan provides for the grant of options to purchase a specified number of Common Shares or Units ("Options"). Under the Option Plan, the maximum number of Common Shares available for grant and available to be issued upon exchange of Units issued under the Option Plan is equal to 1,000,000. Upon certain extraordinary events, the Executive Compensation Committee may make such adjustments in the aggregate number and kind of Common Shares or Units reserved for issuance, the number and kind of Common Shares or Units covered by outstanding awards and the exercise prices specified therein as it determines to be appropriate.

     Participants in the Option Plan, who may be directors, officers or employees of, or service providers to, the Company, its subsidiaries or designated affiliates, will be selected by the Executive Compensation Committee. Approximately 43 Trustees, officers or employees are currently eligible to participate in the Option Plan. The Executive Compensation Committee will also determine the terms of Options granted under the Option Plan including, among other things, the exercise price of Options, whether Incentive Share Options ("ISOs") or non-qualified Options shall be granted, the number of Common Shares or Units subject to each Option and the vesting schedule applicable to each such Option. Trustees of the Company are also eligible to participate but, in the case of Trustees who are not also employees of the Company, only pursuant to automatic grants under a specified formula set forth in the Option Plan and described under "Compensation of Trustees" below.

     The Executive Compensation Committee may amend any award previously granted, prospectively or retroactively. No such amendment may impair the rights of any participant under any award without the consent of such participant (except for any amendment made to cause the Option Plan to qualify for an exemption provided by Rule 16b-3 under the Exchange Act.) The Option Plan authorizes the Executive Compensation Committee to grant Options at an exercise price determined by the Executive Compensation Committee. Such price cannot be less than 100% of the fair market value of the Common Shares or Units on the trading date immediately preceding the date on which the Option in respect thereof is granted. Subject to certain limitations regarding real estate investment trust ("REIT") qualification and taxes, with respect to any individual, the aggregate fair market value (determined at the time the Option is granted) of Common Shares with respect to which ISOs may be granted under the Option Plan, which Options are exercisable for the first time during any calendar year, may not exceed $100,000. No Option may be granted or exercised if the grant or exercise of such Option could cause the Company to fail to qualify as a REIT for Federal income tax purposes or to incur additional taxes under Section 857 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price is payable in cash. The vesting provisions of the Options will be determined by the Executive Compensation Committee, except with regard to Options received by Independent Trustees as described under "Compensation of Trustees" above.

     Notwithstanding the foregoing references to the Executive Compensation Committee, the authority to grant and administer Options awarded to Service Company employees or service providers who are not also Trustees or officers of the Company subject to Section 16(a) of the Exchange Act is vested in the board of directors, or a committee of two or more directors, of the respective Service Company.

     The right of any participant to exercise an Option may not be transferred in any way other than by will or the laws of descent and distribution.

     On February 3, 1997, Options for 137,000 Units were granted to 35 key employees and officers of the Company and its subsidiaries at exercise price equal to $23.50 per Unit, all for services performed in 1996. On December 8, 1997, Options for 173,000 Units were granted to 31 key employees and officers of the Company and its subsidiaries at an exercise price equal to $22.84375 per Unit, all for services performed in 1997.

     The Chief Executive Officer, the Vice Chairman of the Board of Trustees, and the four most highly compensated executive officers of the Company have received Options under the Option Plan as follows: Mr. Mutz, 155,000, Mr. Allen, 145,000, Mr. Sweet 140,000; Mr. Tague, 122,500, Mr.
Aisner 35,000; and Mr. Chapman, 12,500. For Options granted to such executive officers in 1997, see "Option Grants" above. The Company's Independent Trustees have received Options as described under "Compensation of Trustees" above. The Company's executive officers as a group have received an aggregate of 756,750 Options under the Option Plan and the employees of the Company and the Service Companies as a group (excluding executive officers of the Company) have received an aggregate of 203,416 Options under the Option Plan.

     In total, the Company and the Service Companies have previously granted Options to purchase an aggregate of 977,606 Common Shares and Units under the Option Plan, leaving only 22,394 Common Shares available for grant and available to be issued upon exchange of Units issued under the Option Plan. The Board has approved an amendment to the Option Plan that would increase the total number of Common Shares available under the Option Plan by 1,000,000 from 1,000,000 to 2,000,000, which would leave a total of 1,022,394 Common Shares available under the Option Plan. The full text of the proposed amendment to the Option Plan is set forth as Exhibit A to this Proxy Statement, which is hereby incorporated herein by reference.

     The closing sale price of the Common Shares on the New York Stock Exchange on February 27, 1998 was $22.50. Based on that price, the market value of the 977,606 Common Shares and Units underlying Options previously granted under the Option Plan was $21,996,135, the market value of the 22,394 Common Shares currently available under the Option Plan was $503,865, and the market value of the 1,000,000 Common Shares that would be made available under the Option Plan if the amendment to the Option Plan is approved by the Company's shareholders was $22,500,000.

     The affirmative vote of the holders of a majority of the Common Shares present and entitled to vote at the meeting is required for approval of the amendment to the Option Plan. For purposes of the vote on the proposed amendment, abstentions will have the same effect as votes against the proposed amendment and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote. Both abstentions and broker non-votes will count toward the presence of a quorum.

     Each valid proxy returned to the Company will be voted for the adoption of the amendment to the Option Plan unless the proxy specifies otherwise. The Board recommends that shareholders vote for adoption of this amendment.

     The Board and the Executive Compensation Committee believe that the Option Plan has been important in permitting the Company and the Service Companies to attract and retain key officers and employees and believe that the proposed amendment to the Option Plan is in the best interests of the Company, its employees and its shareholders.

FEDERAL INCOME TAX CONSEQUENCES

     The tax discussion below does not purport to be a complete analysis of the potential tax consequences relevant to the recipients of Options or to the Company, or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

NONQUALIFIED OPTIONS

     TAX CONSEQUENCES TO THE PARTICIPANT

     Under the Option Plan, the Executive Compensation Committee may also grant nonqualified Options to the Company's officers and key employees. Nonqualified Options consist of Options to acquire Units and Options to acquire Common Shares that are not intended to qualify as ISOs. Under the Code provisions applicable to an Option Plan participant, the participant's receipt of a nonqualified option should not result in recognition of income or loss for federal income tax purposes, if that option has no readily ascertainable fair market value at its grant date. At the time of exercise, however, the difference between the fair market value of the Common Share or Units that are the subject of the option and the exercise price, if any, will generally constitute ordinary income to the participant.

     As with ISOs, a participant will generally recognize taxable gain or loss on the subsequent sale of Common Shares acquired pursuant to the exercise of a nonqualified share option, which will be treated as a long- or short-term capital transaction depending on the participant's holding period. With respect to Units acquired pursuant to the exercise of an option granted under the Option Plan, the participant will generally recognize taxable gain or loss upon the exchange of the Units for Common Shares, which will be treated as a long- or short-term capital transaction depending on the participant's holding period. The amount of such gain or loss will be measured by the difference between the fair market value of the shares at the conversion date and the participant's tax basis in such Units at the conversion date. The participant will also recognize taxable gain or loss on the subsequent sale of the Common Shares, which will be treated as a long- or short-term capital transaction depending on the participant's holding period, and will be measured by the difference between the amount realized upon the sale of the shares and the fair market value of the shares at the time the Units were converted into shares, plus any amounts previously received from the Company as a return of capital.

     TAX CONSEQUENCES TO THE COMPANY

     The Company (or, as applicable, the subsidiary or affiliate that is the employer of a participant at the time an option is awarded under the Option Plan) should be allowed a deduction in the year and to the extent that the participant recognizes ordinary income as a result of the exercise of a nonqualified option. For certain executives of the Company, the deduction may be subject to the $1 million deduction limit of Section 162(m) of the Code (discussed under "Executive Compensation Committee Report on Executive Compensation"), although the Company believes that the Options currently outstanding under the Option Plan should qualify for an exception to this deduction limit.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND MANAGEMENT


     The following table sets forth the beneficial ownership of the Common Shares as of February 27, 1998 for (1) each person who is known to the Company to have been the beneficial owner of more than five percent of the Common Shares outstanding on February 27, 1998, (2) each Trustee of the Company and each executive officer of the Company named in the summary compensation table and (3) the Company's Trustees and executive officers as a group. The number of Common Shares beneficially owned by a person includes the number of Common Shares into which Units and Series A Cumulative Convertible Preferred Shares of Beneficial Interest ("Series A Preferred Shares") beneficially owned by the person are exchangeable and convertible and the number of Common Shares for which a person holds an option, exercisable within sixty days of February 27, 1998, to acquire. The percent of Common Shares beneficially owned by a person assumes that all Units and Series A Preferred Shares held by the person are exchanged and converted for Common Shares and that none of the Units or Series A Preferred Shares held by other persons are so exchanged or converted and that all options exercisable within sixty days of February 27, 1998, to acquire Common Shares held by the person are exercised and no options to acquire Common Shares held by other persons are exercised.

                                        COMMON SHARES   PERCENT OF ALL
NAME AND ADDRESS                         BENEFICIALLY   COMMON SHARES
OF BENEFICIAL OWNER (1)                   OWNED (2)           (2)
----------------------                  -------------   --------------

UICI (3). . . . . . . . . . . . . . . . . . 2,658,945            14.4%
Harris Associates L.P.
  and Harris Associates Inc. (4). . . . . . 1,253,334             7.5%
Gregory T. Mutz (5) . . . . . . . . . . . .   292,507             1.8%
John E. Allen (6) . . . . . . . . . . . . .   133,530             0.8%
Allan J. Sweet (7). . . . . . . . . . . . .   152,492             0.9%
Philip N. Tague (8) . . . . . . . . . . . .   104,946             0.6%
Laura D. Gates (9). . . . . . . . . . . . .    12,955             0.1%
Marc S. Heilweil (10) . . . . . . . . . . .     8,899             0.1%
Stephen G. McConahey (11) . . . . . . . . .    15,123             0.1%
Quintin E. Primo III (12) . . . . . . . . .     4,092             0.0%
John G. Schreiber (13). . . . . . . . . . .    10,363             0.1%
Robert S. Aisner (14) . . . . . . . . . . .    13,427             0.1%
Robert J. Chapman (15). . . . . . . . . . .    19,231             0.1%
All Trustees and executive officers
  as a group (16 persons) . . . . . . . . .   855,438             5.0%

----------

 (1) Unless otherwise noted, the address for each of the persons or entities is 125 South Wacker Drive, Suite 3100, Chicago, Illinois 60606.

 (2) Assumes that all Units and Series A Preferred Shares held by the person are exchanged and converted for Common Shares and that none of the Units or Series A Preferred Shares held by other persons are so exchanged or converted and that all options exercisable within sixty days of February 27, 1998 to acquire Common Shares held by the person are exercised and no options to acquire Common Shares held by other persons are exercised.

 (3) UICI is a publicly-traded (NASDAQ OTC) insurance and financial services company headquartered in Dallas, Texas. Directly and through wholly or majority-owned affiliates, UICI beneficially owned 836,859 Common Shares, 100,000 Series A Preferred Shares, and 1,722,086 Units, as follows:

       AMLI Realty Co.. . . . . . . . . . .1,722,086   Units
       AMLI Realty Co.. . . . . . . . . . .  298,859   Common Shares
       United Group Reinsurance, Inc. . . .  266,965   Common Shares
       United Group Reinsurance, Inc. . . .  100,000   Preferred Shares
       National Managers Life
         Insurance Company, Inc.. . . . . .  114,962   Common Shares
       Financial Services Reinsurance
         Ltd. . . . . . . . . . . . . . . .  104,273   Common Shares
       The MEGA Life and Health
         Insurance Company. . . . . . . . .   38,000   Common Shares
       U.S. Managers Life Insurance
         Company, Ltd.. . . . . . . . . . .   13,800   Common Shares
                                           ---------
                                           2,658,945
                                           =========

(4) Information with regard to Harris Associates, L.P. and Harris Associates, Inc. is based solely on Amendment No. 3 to Schedule 13G, dated January 28, 1998. Harris Associates, L.P. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.
Harris Associates, Inc. is the sole general partner of Harris Associates, L.P., whose address is 2 North LaSalle Street, Suite 500, Chicago, Illinois 60602.

(5) Mr. Mutz, directly and through various trusts and other affiliates, beneficially owned 198,420 Common Shares and 29,087 Units and held 65,000 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Mutz has financed the acquisition of 65,573 Common Shares with loans from the Company. The maximum aggregate loan balances between January 1, 1997 and February 27, 1998 were $1,405,720; such loan balances totalled $1,405,720 at February 27, 1998 and bear interest at fixed rates ranging from 5.89% to 7.81%.

(6) Mr. Allen, directly and through affiliates, beneficially owned 67,096 Common Shares and 1,434 Units and held 65,000 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Allen has financed the acquisition of 60,705 Common Shares with loans from the Company. The maximum aggregate loan balances between January 1, 1997 and February 27, 1998 were $1,279,110; such loan balances totalled $1,279,110 at February 27, 1998 and bear interest at fixed rates ranging from 5.89% to 7.79%.

(7) Mr. Sweet, directly and through various trusts and other affiliates, beneficially owned 77,393 Common Shares and 1,833 Units and held 61,666 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Sweet has financed the acquisition of 60,634 Common Shares with loans from the Company. The maximum aggregate loan balances between January 1, 1997 and February 27, 1998 were $1,274,179; such loan balances totalled $1,274,179 at February 27, 1998 and bear interest at fixed rates ranging from 5.89% to 8.17%.

(8) Mr. Tague beneficially owned 62,646 Common Shares and held 42,500 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Tague has financed the acquisition of 60,729 Common Shares with loans from the Company. The maximum aggregate loan balances between January 1, 1997 and February 27, 1998 were $1,284,075; such loan balances totalled $1,284,075 at February 27, 1998 and bear interest at fixed rates ranging from 5.89% to 7.66%.

(9) Ms. Gates beneficially owned 9,467 Common Shares and held 3,488 currently exercisable Options to acquire Common Shares. Starting in November 1996, Ms. Gates has financed the acquisition of 8,721 Common Shares with loans from the Company. The maximum aggregate loan balances between January 1, 1997 and February 27, 1998 were $130,474; such loan balances totalled $126,990 at February 27, 1998 and bear interest at fixed rates ranging from 7.66% to 7.81%.

(10) Mr. Heilweil beneficially owned 5,411 Common Shares and held 3,488 currently exercisable Options to acquire Common Shares.

(11) Mr. McConahey beneficially owned 11,635 Common Shares and held 3,488 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. McConahey has financed the acquisition of 10,938 Common Shares with loans from the Company. The maximum aggregate loan balances between January 1, 1997 and February 27, 1998 were $161,042; such loan balances totalled $161,042 at February 27, 1998 and bear interest at fixed rates ranging from 7.04% to 7.81%.

(12) Mr. Primo beneficially owned 698 Common Shares and held 3,488 currently exercisable Options to acquire Common Shares.

(13) Mr. Schreiber beneficially owned 6,872 Common Shares and held 3,488 currently exercisable Options to acquire Common Shares on February 27, 1998. Mr. Schreiber was not indebted to the Company as of February 27, 1998; the maximum aggregate loan balances between January 1, 1997 and February 27, 1998 was $67,990.

(14) Mr. Aisner beneficially owned 13,427 Common Shares on February 27, 1998. Starting in November 1996, Mr. Aisner has financed the acquisition of 13,206 of the Company's Common Shares with loans from the Company. The maximum aggregate loan balances between January 1, 1997 and February 27, 1998 were $277,743; such loan balances totalled $277,743 at February 27, 1998 and bear interest at fixed rates ranging from 5.89% to 7.66%.

(15) Mr. Chapman beneficially owned 26,852 Common Shares on February 27, 1998. Starting in December 1997, Mr. Chapman has financed the acquisition of 19,231 Common Shares with loans from the Company. The maximum aggregate loan balances between January 1, 1997 and February 27, 1998 were $297,987; such loan balances totalled $397,987 at February 27, 1998 and bear interest at fixed rates ranging from 5.89% to 7.04%.



                             SECTION 16(A)
               BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Exchange Act requires the Company's Trustees, certain of the Company's officers, and beneficial owners of more than 10 percent of the Company's outstanding Common Shares, to file reports of ownership and changes in ownership of the Company's Common Shares with the Securities and Exchange Commission and to send copies of such reports to the Company. Based solely upon a review of such reports and amendments thereto furnished to the Company and upon written representations of certain of such persons that they were not required to file certain of such reports, the Company believes that no such person failed to file any such report on a timely basis during 1997, except that Mr. Schreiber and Mr. Tague were each one day late in filing a report on Form 4 for a February 1997 purchase of Common Shares.

                              PROPOSAL 3
          RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


     The Board, upon the recommendation of the Audit Committee, has appointed the firm of KPMG Peat Marwick LLP as the Company's independent auditors for 1998. A proposal to ratify this appointment will be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to adopt this proposal. For purposes of the vote on this matter, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted toward the presence of a quorum.

     Each valid proxy returned to the Company will be voted for the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for 1998 unless the proxy specifies otherwise. The Board recommends that shareholders vote for the ratification of such appointment.

     The Company expects that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.



                         SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 1999 annual meeting of shareholders must be received by the Company at its principal executive offices on or before November 24, 1998 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.



                      PROXY SOLICITATION EXPENSE


     The cost of soliciting proxies will be borne by the Company. The Company will also request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.

EXHIBIT A
---------

                          SECOND AMENDMENT TO
                      AMLI RESIDENTIAL PROPERTIES
                              OPTION PLAN

     WHEREAS, Amli Residential Properties Trust, a Maryland real estate investment trust (the "Trust"), has adopted and maintains the Amli Residential Properties Option Plan (the "Option Plan"); and

     WHEREAS, the Board of Trustees of the Trust has the authority to amend the Option Plan, subject to shareholder approval with respect to amendments that increase the number of Shares or Units (as such terms are defined in the Option Plan) eligible for awards under the Option Plan; and

     WHEREAS, the members of the Board of Trustees of the Trust now consider it desirable to amend the Option Plan to increase the number of Shares or Units eligible for awards under the Option Plan;

     NOW, THEREFORE, IT IS RESOLVED, that the Option Plan shall be, and it hereby is, amended, effective as of the date the shareholders of the Trust approve of this amendment, by substituting the following for Section 4.1 of the Option Plan:

     "4.1. NUMBER OF SHARES AND UNITS SUBJECT TO OPTION. Subject to the adjustment provisions of Section 4.4, the aggregate number of


     (a) Shares which may be subject to Share Options (whether as Incentive Share Options or Nonqualified Options), and

     (b)  Units which may be subject to Unit Options,


shall not exceed 2,000,000 Shares or 2,000,000 Units, or any combination of the foregoing. If, and to the extent, that Options granted under the Plan terminate, expire or are canceled for any reason without having been exercised, the Shares or Units reserved for issuance pursuant to the terminated, expired or canceled Option (and any Shares reserved in connection with the Conversion Rights of the Units) shall again be available for the granting of Options; provided that the granting and terms of such new Options shall in all respects comply with the provisions of the Plan. No Options to purchase fractional Shares or fractional Units shall be granted or issued under the Plan."